Exhibit 10.3

AMENDMENT NO. 1

TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 to the Agreement and Plan of Merger (the "Amendment"), dated September 14, 2020, is by and among Sphere 3D Corp., an Ontario  corporation (the "Parent"), Rainmaker Worldwide Inc. (the "Company"), and S3D Nevada Inc., a Nevada corporation and wholly-owned subsidiary of Parent ("Merger Sub").  The Parent, the Company and the Merger Sub are collectively referred to as the "Parties" and individually, a "Party").

WHEREAS, the Parties entered into an Agreement and Plan of Merger on July 14, 2020 (the "Merger Agreement"); and

WHEREAS, Section 2.1(a) of the Merger Agreement provides, inter alia, that "Every share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into and represent the right to receive 1/3rd of one fully paid and nonassessable Parent Common Share (the "Common Exchange Ratio")."  Section 2.1(a) of the Merger Agreement further states that "Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive 1/3rd of one fully paid and non-assessable Parent Preferred Share (the "Preferred Exchange Ratio") and, together with the Common Exchange Ratio, the "Exchange Ratios")."; and

WHEREAS, the Parties wish to amend the Exchange Ratios from 1/3rd of one fully paid and nonassessable Parent Common Share or Preferred Share, as the case may be, to 1/15th of one fully paid and nonassessable share (the "New Exchange Ratio"); and

WHEREAS, Section 2.1(d) of the Merger Agreement provides, inter alia, that "At the Effective Time, and in accordance with the terms of each warrant to purchase shares of Company Common Stock ("Company Warrants") that are issued and outstanding immediately prior to the Effective Time, Parent shall issue a replacement warrant to each holder thereof providing that such replacement warrant shall be exercisable for a number of Parent Common Shares equal to the product of 1/3 the aggregate number of shares of Company Common Stock issuable in respect of such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio (the "Replacement Warrants")."  Section 2.1(d) further states that: "Each Replacement Warrant shall contain appropriate provision such that the provisions of each Company Warrant (including the exercise period and the exercise price and provision for adjustment of the exercise price) shall thereafter be maintained in each such Replacement Warrant as nearly equivalent as may be practicable in relation to such Company Warrant except that the exercise price shall be multiplied by 3 to reflect the Exchange Ratio."; and

WHEREAS, the Parties wish to amend Section 2.1(d) of the Merger Agreement to provide that such replacement warrant shall be exercisable for a number of Parent Common Shares equal to the product of the New Exchange Ratio by the aggregate number of shares of Parent Common Shares issuable in respect of such Company Stock, and to provide that the exercise price of such replacement warrant shall now be multiplied by 15.

WHEREAS, the Parties wish to amend Section 7(f) to provide that the condition precedent to effect the Merger that the total indebtedness of the Company will not exceed the total indebtedness reflected on the Company's most recent annual report published on the OTC Markets on or about May 12, 2020 (the "Annual Report"), will now reflect that the total indebtedness of the Company on Closing will not exceed the total indebtedness reflected on the Annual Report, excluding indebtedness owing between the Company (as borrower) and Parent (as lender) in the principal amount of $3,105,896.72; and

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the Parties hereto agree as follows:

1. All capitalized terms not otherwise defined herein shall have the meaning attributed to them in the Merger Agreement.

2. The first three sentences of 2.1(a) of the Merger Agreement shall be amended as follows: [Note: deletions are in strike through and additions are in bold and underline]

"Company Stock.  Every share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into and represent the right to receive ~~1/3rd~~ 1/15th of one fully paid and nonassessable Parent Common Share (the "New Common Exchange Ratio") upon surrender of the Common Certificate or Uncertificated Common Shares which immediately prior to the Effective Time represented such share of Company Common Stock in the manner provided in Section 2.2(b) (or, in the case of a lost, stolen or destroyed Common Certificate, Section 2.2(i)).  Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into and represent the right to receive ~~1/3rd~~ 1/15th of one fully paid and nonassessable Parent Preferred Share (the "New Preferred Exchange Ratio" and, together with the New Common Exchange Ratio, the "New Exchange Ratios" and each, a ~~an~~ "New Exchange Ratio") upon surrender of the Preferred Certificate or Uncertificated Preferred Shares in the manner provided in Section 2.2(b) (or, in the case of a lost, stolen or destroyed Preferred Certificate, Section 2.2(i))."

The remainder of Section 2.1(a) shall remain unchanged and continue to be operative.  All subsequent references to Exchange Ratio in the Merger Agreement shall be read to be "New Exchange Ratio" and shall have the meaning set forth above.

3. The first two sentences of 2.1(d) of the Merger Agreement shall be amended as follows: [Note: deletions are in strike through and additions are in bold and underline]

"Company Warrants.  At the Effective Time, and in accordance with the terms of each warrant to purchase shares of Company Common Stock ("Company Warrants") that are issued and outstanding immediately prior to the Effective Time, Parent shall issue a replacement warrant to each holder thereof providing that such replacement warrant shall be exercisable for a number of Parent Common Shares equal to the product of ~~1/3rd~~ 1/15th the aggregate number of shares of Company Common Stock issuable in respect of such Company Warrant immediately prior to the Effective Time multiplied by the New Exchange Ratio (the "Replacement Warrants").  Each Replacement Warrant shall contain appropriate provision such that the provisions of each Company Warrant (including the exercise period and the exercise price and provision for adjustment of the exercise price) shall thereafter be maintained in each such Replacement Warrant as nearly equivalent as may be practicable in relation to such Company Warrant except that the exercise price shall be multiplied by ~~3~~ 15 to reflect the New Exchange Ratio.

The remainder of Section 2.1(d) shall remain unchanged and continue to be operative.

4. Section 7.2(f) [Conditions to Obligations of Parent and Merger Sub] of the Merger Agreement shall be amended as follows: [Note: deletions are in strike through and additions are in bold and underline]

"(f)  The total indebtedness of the Company will not exceed ~~the total indebtedness reflected on the Company's most recent 10K published on or about May 12, 2020~~ $5,000,000, excluding indebtedness owing between the Company (as borrower) and Parent (as lender) in the principal amount of $3,105,896.72."

5. This Amendment is conditional upon the execution and delivery of a new secured loan to be issued by Parent to the Company in the principal amount of US$3,105,896.72, which will include, inter alia, the provision to the Company of a new cash advance of US$1,850,000, together with the inclusion of the existing debt owed by the Company to Parent of approximately US$1,255,896.72 (of which US$150,000 represents fresh capital and the balance of US$1,105,896.72 represents the purchase of existing indebtedness previously owing by the Company).  The Parent will wire the new advance of US$1,850,000 to the Company's attorney's trust account immediately following execution of a definitive loan agreement, to be mutually agreed, and corresponding security registration, and upon receipt thereof, this Amendment shall become operative and this condition precedent in Section 5 shall be deemed satisfied.

6. Except as otherwise provided to the contrary in paragraphs 2, 3, 4 and 5 above, the terms and conditions of the Merger Agreement shall remain unchanged and in full force and effect.

7. The Parties shall sign such further and other documents, and do and perform and cause to be done and performed all such further and other acts and things, as may be necessary or desirable in order to give full effect to this Amendment and every part hereof.

8. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

9. This Amendment may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument.  Delivery by facsimile or by electronic transmission in portable document format (PDF) of an executed counterpart of this Amendment is as effective as delivery of an originally executed counterpart of this Amending Agreement.

10. This Amendment Agreement constitutes the entire agreement between the Parties with respect to all of the matters herein and its execution has not been induced by, nor do any of the Parties rely upon or regard as material, any representations or writings whatever not incorporated herein and made a part hereof.  This Amendment may not be amended or modified in any respect except by written instrument signed by all of the parties hereto.

11. This Amendment shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF the parties have executed this Amending Agreement as of the date first written above.

RAINMAKER WORLDWIDE INC.

Per:	/s/ Michael O'Connor
Name: Michael O'Connor
Title: Executive Chairman

SPHERE 3D CORP.

Per:	/s/ Peter Tassiopoulos
Name: Peter Tassiopoulos
Title: Chief Executive Officer

S3D NEVADA INC.

Per:	/s/ Peter Tassiopoulos
Name: Peter Tassiopoulos
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Purchase Agreement]